Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $905 million up 6 percent year over year

Quarterly GAAP operating margin of 12 percent; non-GAAP operating margin of 32 percent

Quarterly GAAP diluted EPS of $0.84; non-GAAP diluted EPS of $1.66

Record annual cash flow from operations of $1.03 billion

Board of directors authorizes $400 million increase to share repurchase program

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 27, 2016--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

Financial Results

For the fourth quarter of fiscal year 2015, Citrix achieved revenue of $905 million, compared to $851 million in the fourth quarter of fiscal year 2014, representing 6 percent revenue growth. For fiscal year 2015, Citrix reported annual revenue of $3.28 billion, compared to $3.14 billion for fiscal year 2014, a 4 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2015 was $131 million, or $0.84 per diluted share, compared to $95 million, or $0.58 per diluted share, for the fourth quarter of fiscal year 2014. Net income for the fourth quarter of fiscal year 2015 includes impairment charges of $58 million related to certain intangible assets, which are included in amortization of product related and other intangible assets. In addition, net income for the fourth quarter of fiscal year 2015 includes restructuring charges of $38 million for severance and facility closing costs related to the 2015 restructuring programs and $6 million in separation costs associated with the previously announced spin-off of the GoTo business. Net income for the fourth quarter of fiscal year 2015 also includes net tax benefits of $25 million, or $0.16 per diluted share, primarily related to the extension of the 2015 federal research and development tax credit and a change in the mix of income between U.S. and foreign operations driven by the impairment of certain intangible assets.

Annual net income for fiscal year 2015 was $319 million, or $1.99 per diluted share, compared to $252 million, or $1.47 per diluted share for fiscal year 2014. Annual net income for fiscal year 2015 includes impairment charges of $123 million related to certain intangible assets, which are included in amortization of product related and other intangible assets. In addition, annual net income for the fiscal year 2015 includes a restructuring charge of $100 million for severance and facility closing costs related to the 2015 restructuring programs. Net income for fiscal year 2015 also includes net tax benefits of $21 million, or $0.12 per diluted share, primarily related to the closing of audits with the IRS for certain tax years during the second quarter of fiscal year 2015. Results for fiscal year 2014 included impairment charges of $60 million related to certain intangible assets, which are included in amortization of product related and other intangible assets, a charge of $21 million related to a patent lawsuit, as well as a restructuring charge of $20 million for severance costs related to a restructuring program implemented in the first quarter of 2014. In addition, net income for fiscal year 2014 included net tax benefits of $9 million, or $0.05 per diluted share, primarily related to the closing of audits with the IRS for certain tax years.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2015 was $259 million, or $1.66 per diluted share, compared to $180 million, or $1.10 per diluted share for the fourth quarter of fiscal year 2014. Non-GAAP net income for the fourth quarter of fiscal year 2015 includes net tax benefits of $25 million, or $0.16 per diluted share. Non-GAAP net income for the fourth quarter of fiscal year 2015 and 2014 excludes the effects of amortization of acquired intangible assets, stock-based compensation expense, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income for the fourth quarter of fiscal year 2015 also excludes separation costs associated with the previously announced spin-off of the GoTo business and the tax effect related to this item.

Annual non-GAAP net income for fiscal year 2015 was $695 million, or $4.34 per diluted share, compared to $565 million, or $3.30 per diluted share for fiscal year 2014. Annual non-GAAP net income for fiscal year 2015 includes net tax benefits of $21 million, or $0.12 per diluted share. Annual non-GAAP net income for fiscal year 2014 included net tax benefits of $9 million, or $0.05 per diluted share. Annual non-GAAP net income for fiscal year 2015 and 2014 excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, amortization of debt discount, the effect of a patent lawsuit, restructuring charges, and the tax effects related to these items. Annual non-GAAP net income for the fiscal year 2015 also excludes separation costs associated with the previously announced spin-off of the GoTo business and the tax effect related to this item.

In addition to quarterly financial results, Citrix also announced that its Board of Directors has authorized it to repurchase up to an additional $400 million of its common stock. As of December 31, 2015, approximately $33 million remained for repurchases from previous authorizations.

“I’m pleased with our progress in the fourth quarter,” said Bob Calderoni, executive chairman for Citrix. “We saw strong topline growth, improvement in the bottom-line, and we made solid progress in simplifying and focusing our resources on our strategic products. While there is still much work to do, we are moving in the right direction.

“I am excited that we have secured such an experienced product and business leader as Kirill to build on this positive momentum. I look forward to supporting Kirill and the Citrix leadership team to continue to advance this focused strategy.”

Recently appointed president and CEO for Citrix, Kirill Tatarinov, said: “I am very excited to be part of Citrix. We have an amazing opportunity ahead of us. And a solid and focused plan in place to capitalize on key market trends and drive sustained profitable growth. I look forward to leading the next chapter in Citrix’s growth story and create even greater value for our customers, partners, and employees.”

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2015 compared to the fourth quarter of fiscal year 2014:

  Product and license revenue increased 5 percent;
  Software as a service revenue increased 15 percent;
  Revenue from license updates and maintenance increased 7 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 24 percent;
  Net revenue increased in the Americas region by 11 percent, increased in the EMEA region by less than 1 percent, and decreased in the Pacific region by 13 percent;
  Deferred revenue totaled $1.65 billion as of December 31, 2015, compared to $1.56 billion as of December 31, 2014, an increase of 6 percent; and
  Cash flow from operations was $282 million for the fourth quarter of fiscal year 2015, compared with $190 million for the fourth quarter of fiscal year 2014.

During the fourth quarter of fiscal year 2015:

  GAAP gross margin was 78 percent. Non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 12 percent. Non-GAAP operating margin was 32 percent, excluding the effects of amortization of acquired intangible assets, stock-based compensation expense, costs associated with the restructuring programs and separation costs related to the previously announced spin-off of the GoTo business; and
  The company received 4.3 million shares from repurchases at an average price of $73.84.

Annual Financial Summary

In reviewing the results for fiscal year 2015 compared to fiscal year 2014:

  Product and license revenue decreased 3 percent;
  Software as a service revenue increased 12 percent;
  Revenue from license updates and maintenance increased 7 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 16 percent;

  Net revenue increased in the Americas region by 5 percent, increased in the EMEA region by 1 percent, and decreased in the Pacific region by 7 percent; and
  Cash flow from operations was $1.03 billion for fiscal year 2015 compared with $846 million for fiscal year 2014.

During the year ended December 31, 2015:

  GAAP gross margin was 81 percent. Non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 11 percent. Non-GAAP operating margin was 26 percent, excluding the effects of amortization of acquired intangible assets, stock-based compensation expense, costs associated with the restructuring programs, and separation costs related to the previously announced spin-off of the GoTo business; and
  The company received 11.4 million shares from repurchases at an average price of $70.38.

Financial Outlook for Fiscal Year 2016

Citrix management expects to achieve the following results at the consolidated level for the fiscal year ending December 31, 2016:

  Net revenue is targeted to be in the range of $3.31 billion to $3.32 billion.
  GAAP diluted earnings per share is targeted to be in the range of $2.50 to $2.60. Non-GAAP diluted earnings per share is targeted to be in the range of $4.65 to $4.75, excluding $1.27 related to the effects of stock-based compensation expenses, $0.53 related to the effects of amortization of acquired intangible assets, $0.19 related to restructuring charges, $0.21 related to the effects of amortization of debt discount, $0.71 related to separation costs associated with the previously announced spin-off of the GoTo business and $0.66 to $0.86 for the tax effects related to these items.

Financial Outlook for First Quarter 2016

Citrix management expects to achieve the following results at the consolidated level for the first quarter of fiscal year 2016 ending March 31, 2016:

  Net revenue is targeted to be in the range of $785 million to $790 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.28 to $0.31. Non-GAAP diluted earnings per share is targeted to be in the range of $0.91 to $0.93, excluding $0.31 related to the effects of stock-based compensation expenses, $0.14 related to the effects of amortization of acquired intangible assets, $0.15 related to restructuring charges, $0.05 related to the effects of amortization of debt discount, $0.17 related to separation costs associated with the previously announced spin-off of the GoTo business and $0.17 to $0.22 for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's executive chairman and by its CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel, including our newly appointed CEO, and succession risk; the completion and timing of the proposed spinoff, the future performance of core Citrix and the GoTo businesses on a standalone basis if the spinoff is completed, the expected strategic, operational and competitive benefits of the proposed spinoff, and the effect of the separation on Citrix, its shareholders, customers, partners and employees; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization products and collaboration services; the company's ability to develop and commercialize new products and services, including its enterprise mobility products, while growing its established virtualization and networking products and services; disruptions to execution due to Citrix's restructuring programs and actions to be taken as a result of its operational review; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs and other cost savings initiatives; ability to effectively meet our domestic cash requirements and manage our capital structure and the impact of related changes on our operating results and financial condition; risks and costs associated with engaging with activist stockholders; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Product and licenses	$281,300	$267,367	$875,807	$899,736
Software as a service	193,587	168,398	731,292	651,562
License updates and maintenance	392,964	366,952	1,521,007	1,416,017
Professional services	36,912	48,766	147,488	175,541
Total net revenues	904,763	851,483	3,275,594	3,142,856

Cost of net revenues:
Cost of product and licenses revenues	34,432	35,966	118,265	124,110
Cost of services and maintenance revenues	94,698	94,920	364,916	349,683
Amortization of product related intangible assets	73,623	43,766	131,183	146,426
Total cost of net revenues	202,753	174,652	614,364	620,219
Gross margin	702,010	676,831	2,661,230	2,522,637

Operating expenses:
Research and development	140,003	141,947	563,975	553,817
Sales, marketing and services	299,112	323,978	1,195,362	1,280,265
General and administrative	100,968	77,316	342,665	319,922
Amortization of other intangible assets	11,361	13,043	108,732	45,898
Restructuring	38,160	3,139	100,411	20,424
Total operating expenses	589,604	559,423	2,311,145	2,220,326

Income from operations	112,406	117,408	350,085	302,311

Interest income	2,996	2,716	11,675	9,421
Interest expense	10,957	10,731	44,153	28,332
Other income (expense), net	7,750	(1,692)	(5,730)	(7,694)
Income before income taxes	112,195	107,701	311,877	275,706

Income tax (benefit) expense	(19,079)	12,473	(7,484)	23,983
Net income	$131,274	$95,228	$319,361	$251,723

Earnings per common share – diluted	$0.84	$0.58	$1.99	$1.47
Weighted average shares outstanding – diluted	156,268	163,215	160,362	171,270

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	December 31, 2015(*)	December 31, 2014
ASSETS:
Cash and cash equivalents	$368,518	$260,149
Short-term investments	502,852	529,260
Accounts receivable, net	669,276	674,401
Inventories, net	10,521	12,617
Prepaid expenses and other current assets	132,784	166,005
Current portion of deferred tax assets, net	-	45,892
Total current assets	1,683,951	1,688,324

Long-term investments	891,964	1,073,110
Property and equipment, net	373,817	367,779
Goodwill	1,962,722	1,796,851
Other intangible assets, net	283,418	390,717
Long-term portion of deferred tax assets, net	215,196	128,198
Other assets	70,370	67,028
Total assets	$5,481,438	$5,512,007

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	95,396	79,884
Accrued expenses and other current liabilities	317,468	298,079
Income taxes payable	18,351	12,053
Current portion of deferred revenues	1,249,754	1,200,093
Total current liabilities	1,680,969	1,590,109

Long-term portion of deferred revenues	414,314	357,771
Convertible notes	1,324,992	1,292,953
Other liabilities	87,717	97,529

Stockholders’ equity:
Common stock	299	295
Additional paid-in capital	4,566,919	4,292,706
Retained earnings	3,474,625	3,155,264
Accumulated other comprehensive loss	(28,527)	(36,790)
Less – common stock in treasury, at cost	(6,039,870)	(5,237,830)
Total stockholders’ equity	1,973,446	2,173,645
Total liabilities and stockholders’ equity	$5,481,438	$5,512,007

(*) During the fourth quarter of fiscal 2015 we elected to early adopt an accounting standard update on income taxes on a prospective basis. The new guidance requires deferred tax liabilities and assets along with any related valuation allowance to be classified as noncurrent on the condensed consolidated balance sheet. The December 31, 2014 condensed consolidated balance sheet was not retrospectively adjusted.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands – unaudited)

Year Ended December 31, 2015
OPERATING ACTIVITIES
Net Income	$319,361
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	239,915
Depreciation and amortization of property and equipment	152,964
Amortization of debt discount and transaction costs	36,013
Stock-based compensation expense	147,368
Deferred income tax benefit	(89,079)
Excess tax benefit from stock-based compensation	(5,873)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	13,416
Other non-cash items liabilities demo	8,740
Total adjustments to reconcile net income to net cash	503,464
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(7,226)
Inventories	703
Prepaid expenses and other current assets	(8,057)
Other assets	(2,550)
Income taxes, net	51,695
Accounts payable	10,959
Accrued expenses and other current liabilities	49,586
Deferred revenues	107,150
Other liabilities	9,463
Total changes in operating assets and liabilities, net of the effects of acquisitions	211,723
Net cash provided by operating activities	1,034,548
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(2,182,831)
Proceeds from sales of available-for-sale investments	1,745,290
Proceeds from maturities of available-for-sale investments	637,052
Proceeds from cost method investments, net	6,476
Purchases of property and equipment	(160,825)
Cash paid for acquisitions, net of cash acquired	(256,907)
Cash paid for licensing agreements and product related intangible assets technology	(11,403)
Other	(1,267)
Net cash used in investing activities	(224,415)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	112,285
Proceeds from revolving credit facility	95,000
Repayments on credit facility	(95,000)
Repayment of acquired debt	(7,569)
Excess tax benefit from stock-based compensation	5,873
Stock repurchases, net	(755,704)
Cash paid for tax withholding on vested stock awards	(46,336)
Net cash used in financing activities	(691,451)
Effect of exchange rate changes on cash and cash equivalents	(10,313)
Change in cash and cash equivalents	108,369
Cash and cash equivalents at beginning of period	260,149
Cash and cash equivalents at end of period	$368,518

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

• The charges incurred in conjunction with the Company's restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

• Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

• Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits, separation costs and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended December 31, 2015
GAAP gross margin	77.6%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	8.1
Non-GAAP gross margin	85.8%

Three Months Ended December 31, 2015
GAAP operating margin	12.4%
Add: stock-based compensation	4.9
Add: amortization of product related intangible assets	8.1
Add: amortization of other intangible assets	1.3
Add: separation costs	0.7
Add: restructuring charges	4.2
Non-GAAP operating margin	31.6%

	Three Months Ended December 31,
	2015	2014
GAAP net income	$131,274	$95,228
Add: stock-based compensation	43,694	40,847
Add: amortization of product related intangible assets	73,623	43,766
Add: amortization of other intangible assets	11,361	13,043
Add: amortization of debt discount	8,100	7,861
Add: separation costs	6,352	-
Add: restructuring charges	38,160	3,139
Less: tax effects related to above items	(53,915)	(24,026)
Non-GAAP net income	$258,649	$179,858

	Three Months Ended December 31,
	2015	2014
GAAP earnings per share – diluted	$0.84	$0.58
Add: stock-based compensation	0.28	0.25
Add: amortization of product related intangible assets	0.47	0.27
Add: amortization of other intangible assets	0.07	0.08
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.04	-
Add: restructuring charges	0.24	0.02
Less: tax effects related to above items	(0.33)	(0.15)
Non-GAAP earnings per share – diluted	$1.66	$1.10

CITRIX SYSTEMS, INC.

Twelve Months Ended December 31, 2015
GAAP gross margin	81.2%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	4.0
Non-GAAP gross margin	85.3%

Twelve Months Ended December 31, 2015
GAAP operating margin	10.7%
Add: stock-based compensation	4.4
Add: amortization of product related intangible assets	4.0
Add: amortization of other intangible assets	3.3
Add: separation costs	0.2
Add: restructuring charges	3.1
Non-GAAP operating margin	25.7%

	Twelve Months Ended December 31,
	2015	2014
GAAP net income	$319,361	$251,723
Add: stock-based compensation	147,368	169,287
Add: amortization of product related intangible assets	131,183	146,426
Add: amortization of other intangible assets	108,732	45,898
Add: amortization of debt discount	32,039	20,832
Add: separation costs	6,352	-
Add: restructuring charges	100,411	20,424
Add: charge (benefit) related to a patent lawsuit	(982)	20,727
Less: tax effects related to above items	(149,163)	(110,000)
Non-GAAP net income	$695,301	$565,317

	Twelve Months Ended December 31,
	2015	2014
GAAP earnings per share – diluted	$1.99	$1.47
Add: stock-based compensation	0.92	0.99
Add: amortization of product related intangible assets	0.82	0.85
Add: amortization of other intangible assets	0.68	0.27
Add: amortization of debt discount	0.20	0.12
Add: separation costs	0.04	-
Add: restructuring charges	0.62	0.12
Add: charge (benefit) related to a patent lawsuit	(0.01)	0.12
Less: tax effects related to above items	(0.92)	(0.64)
Non-GAAP earnings per share – diluted	$4.34	$3.30

Forward Looking Guidance

	For the Three Months Ended March 31, 2016	For the Twelve Months Ended December 31, 2016

GAAP earnings per share – diluted	$0.28 to $0.31	$2.50 to $2.60
Add: adjustments to exclude the effects of amortization of intangible assets	0.14	0.53
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.31	1.27
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.21
Add: adjustments to exclude separation costs	0.17	0.71
Add: adjustments to exclude the effects of restructuring charges	0.15	0.19
Less: tax effects related to above items	(0.17 to 0.22)	(0.66 to 0.86)
Non-GAAP earnings per share – diluted	$0.91 to $0.93	$4.65 to $4.75

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com